UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 21, 2008

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)
(414) 224-2000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Grant of Retention Awards

        Recognizing the importance of retaining key talent to guide the Company through current media industry and macro-economic challenges, as well as the longer-term evolution of the media industry, the Compensation Committee of the Board of Directors of the Company approved on December 21, 2008 the grant of two-year retention awards to certain senior officers, including named executive officers Steven J. Smith, Douglas G. Kiel, Elizabeth Brenner, and Kenneth L. Kozminski, and principal financial officer, Andre J. Fernandez. The retention awards are in the form of restricted Class B stock granted under the Company’s 2007 Omnibus Incentive Plan with a grant date of December 23, 2008, which will vest and become nonforfeitable on December 23, 2010 if the grantee is then still employed with the Company or its affiliates. A total of 180,000 restricted Class B shares were granted.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: December 23, 2008	By: /s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President, General Counsel,
Secretary and Chief Compliance Officer